Exhibit 99.1
Borderfree Reports Record Third Quarter 2014 Financial Results

•	Gross merchandise volume reached a third quarter record of $130.5 million

•	Total revenue reached a third quarter record of $31.3 million

•	Ecommerce services revenue increased 37% year over year to a third quarter record of $15.8 million

•	Successfully reduced logistics costs by 8%

•	A third quarter record Adjusted EBITDA of $0.3 million

•	24 new customer wins year to date, including John Varvatos, Orvis, Deb Shops and Orchard Brands

•	Signed footwear retailer Dune London as first UK customer
NEW YORK - November 3, 2014 - Borderfree (NASDAQ: BRDR), a market leader in international cross-border ecommerce, today announced financial results for the quarter ended September 30, 2014.
“While we are pleased to have once again set new records for both total revenue and ecommerce revenue, the macroeconomic impact of a significantly stronger U.S. dollar during the quarter negatively impacted our revenue and Adjusted EBITDA in the third quarter,” said Michael DeSimone, Chief Executive Officer of Borderfree. “In our view, the greater than expected strength of the U.S. dollar is likely to be sustained. This, combined with delays in the implementation of certain large customers who have chosen to defer implementation until after the peak holiday period, means we no longer anticipate the same level of seasonal strength in the fourth quarter that we have historically experienced. As a result, we are lowering our outlook for the remainder of 2014.”

"The opportunity for ecommerce globally remains compellingly clear. Our ongoing investments in lowering logistics costs, expanding payment options, and delivering an enhanced checkout experience is driving improved conversion. Development of our express integration technology and expanding the Borderfree service to retailers in the U.K. is ahead of schedule - all of which will help ensure Borderfree is better able to maximize the global ecommerce opportunity and reduce the impact of any single currency volatility over the long term. During our third quarter conference call we will provide additional details and updates on our progress with these initiatives."

Key Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands)
Gross merchandise volume	$130,499	$96,696	$379,707	$292,027
Number of customers	94	92	94	92
Number of customer ecommerce sites	165	156	165	156

Revenue
Revenue for the third quarter of 2014 was $31.3 million, a 35% increase as compared to $23.2 million in the third quarter of 2013. Excluding a one-time fulfillment revenue benefit of $0.8 million related to non-recurring duty drawback claims earned during the third quarter of 2014, revenue for the quarter increased 31% on a comparable basis to the prior year.

•	Ecommerce services revenue increased 37% to $15.8 million over the third quarter of 2013 ecommerce services revenue of $11.5 million.

•
Fulfillment services revenue increased 32% to $15.5 million over the third quarter of 2013 fulfillment services revenue of $11.7 million. The Company has been successful in driving down logistics costs and delivering lower costs to the end consumer. As a result, fulfillment services revenue as a percentage of revenue, excluding the one-time fulfillment revenue benefit for duty drawback claims, decreased from 50.4% in the third quarter of 2013 to 48.2% in the third quarter of 2014.

Net Loss
Net loss on a GAAP basis for the third quarter of 2014 was $0.9 million as compared to a net loss of $2.0 million in the third quarter of 2013. Net loss per share on a GAAP basis was $0.03 for the third quarter of 2014, based on 31.5 million weighted-average basic and diluted shares outstanding. This compares to a net loss per share of $0.45 for the third quarter of 2013, based on 4.4 million weighted-average basic and fully diluted shares outstanding.

Non-GAAP net loss for the third quarter of 2014 was $0.9 million as compared to a net loss of $1.6 million in the third quarter of 2013. Non-GAAP basic and diluted net loss per share was $0.03, based on 31.5 million weighted average basic and diluted shares outstanding. Non-GAAP net loss excludes stock-based compensation expense, loss on change in fair value of warrants, other income-GSS, and other one-time items.

Adjusted EBITDA
Adjusted EBITDA for the third quarter of 2014 was $0.3 million, compared to a loss of $1.1 million in the third quarter of 2013. Adjusted EBITDA as a percentage of revenue for the third quarter of 2014 was 0.9%, compared to 4.5% for the third quarter of 2013.

A description of Adjusted EBITDA and other non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Cash
Borderfree’s cash balance was $98.9 million as of September 30, 2014 as compared to $31.5 million as of September 30, 2013. Borderfree held investments in marketable securities of $23.6 million as of September 30, 2014. Borderfree had no bank debt as of September 30, 2014.

Borderfree used $1.0 million in cash from operations and invested $4.8 million in purchases of property and equipment and capitalization of internal use software, resulting in negative free cash flow for the nine months ended September 30, 2014 of $5.8 million. Borderfree generated positive free cash flow of $4.0 million for the nine months ended September 30, 2013.

Financial Outlook
Borderfree’s current financial and operating expectations for the fourth quarter and full year 2014, as of November 3, 2014, are as follows:

Fourth Quarter 2014

•	Ecommerce services revenue of $19.6 million to $21.5 million

•	Revenue of $36.5 million to $40.0 million

•	Adjusted EBITDA of $1.2 million to $2.4 million

•	Non-GAAP net loss of $0.3 million to net income of $1.0 million or net loss per share of $0.01 to net income per share of $0.03

•	Weighted average basic shares outstanding of 32.4 million and diluted shares outstanding of 34.3 million

•	Non-cash stock-based compensation expense of approximately $1.6 million

Full Year 2014

•	Ecommerce services revenue of $65.3 million to $67.2 million

•	Revenue of $125.3 million to $128.8 million

•	Adjusted EBITDA of $3.5 million to $4.8 million

•
Non-GAAP net loss of $0.9 million to net income of $0.4 million or net loss of $0.03 to net income of $0.01 per basic and diluted share. Weighted average basic shares outstanding of 30.4 million and diluted shares outstanding of 32.9 million, on a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2013

•	Non-cash stock-based compensation expense of approximately $4.3 million

Earnings Teleconference Information
Borderfree will discuss its third quarter 2014 financial results during a teleconference today, November 3, 2014, at 5:00 PM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (outside the US). The call will also be broadcast simultaneously at http://investors.borderfree.com.

Following completion of the call, a recorded replay of the webcast will be available on Borderfree’s website for a limited time.  To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (outside the US), replay pin #13593454. The telephone replay will be available from 8:00 PM ET November 3 through November 10, 2014. Additional investor information can be accessed at http://www.borderfree.com.

Non-GAAP Financial Measures
Borderfree has provided in this release financial information that has not been prepared in accordance with GAAP. Borderfree uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Borderfree's ongoing operational performance. Borderfree believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Borderfree’s industry, many of which present similar non-GAAP financial measures to investors. This information includes adjusted EBITDA, adjusted EBITDA as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share, pro forma non-GAAP net income (loss) per share, and free cash flow. Borderfree defines adjusted EBITDA as net income (loss) before income taxes, interest income (expense), depreciation and amortization, loss on change in fair value of warrants, stock-based compensation expense, gain recognized from the sale of the Global Settlements Service, or GSS, business in August 2011, and market based royalties and outsourcing servicing fees earned as a result of the sale of GSS, which we refer to as other income-GSS, and other one-time items; non-GAAP net income (loss) as net income (loss) excluding non-cash stock-based compensation, loss on change in fair value of warrants, other income-GSS and other one-time items; and free cash flow as cash provided by (used in) operating activities adjusted for purchases of property and equipment and capitalized internal use software. Non-GAAP financial measures that Borderfree uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included as part of this press release. Earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.borderfree.com.

About Borderfree
New York City-based Borderfree is a market leader in international cross-border ecommerce, operating a technology and services platform that the world's most iconic brands rely on to expand globally and transact with customers in more than 100 countries and territories and more than 60 currencies worldwide. Borderfree manages all aspects of the international shopping experience, including site localization, multi-currency pricing, payment processing, fraud management, landed cost calculation, customs clearance and brokerage and global logistics services while maintaining the integrity of our customers' brand and the consumer experience. For more information, visit www.borderfree.com.

Safe Harbor Provision
This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2014 and full year 2014, our position to execute on our growth strategy, our ability to decrease fulfillment costs and our ability to increase our profitability.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our limited operating history; our ability to retain existing customers and attract new customers; our ability to successfully optimize and operate our logistics network; our ability to keep up with the rapid technological change required to remain competitive in our industry, our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our Form 10-Q filed on May 9, 2014 , as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings.  We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$31,296	$23,216	$88,774	$74,571
Operating expenses:
Cost of revenue	19,385	16,097	56,085	50,636
Technology and operations	3,783	2,530	9,942	7,018
Research and development	2,486	1,818	6,434	4,692
Sales and marketing	3,084	2,364	8,925	7,721
General and administrative	3,548	2,401	10,292	7,215
Total operating expenses	32,286	25,210	91,678	77,282
Loss from operations	(990)	(1,994)	(2,904)	(2,711)
Interest and other income, net	137	337	468	1,153
Loss on change in fair value of warrants	—	(320)	(964)	(785)
Loss before income taxes	(853)	(1,977)	(3,400)	(2,343)
Provision for income taxes	45	32	202	119
Net loss	$(898)	$(2,009)	$(3,602)	$(2,462)

Net loss per share:
Basic	$(0.03)	$(0.45)	$(0.15)	$(0.59)
Diluted	$(0.03)	$(0.45)	$(0.15)	$(0.59)
Weighted average common shares outstanding:
Basic	31,544,474	4,435,770	23,711,089	4,169,221
Diluted	31,544,474	4,435,770	23,711,089	4,169,221

GAAP pro forma loss per share: (1)
Basic	$(0.03)	$(0.08)	$(0.12)	$(0.10)
Diluted	$(0.03)	$(0.08)	$(0.12)	$(0.10)
GAAP pro forma weighted average common shares outstanding:
Basic	31,544,474	25,308,398	29,751,154	25,041,849
Diluted	31,544,474	25,308,398	29,751,154	25,041,849

(1) Pro forma net loss per share and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2013

BORDERFREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except par value and share data)

	At September 30, 2014	At December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$98,895	$43,599
Investments	23,593	—
Trade receivables, net of allowances of $25 and $71 at September 30, 2014 and December 31, 2013, respectively	13,078	13,785
Short term receivable from sale of business	646	742
Prepaid expenses and other	2,100	3,056
Total current assets	138,312	61,182
Restricted cash and deposits	499	288
Employee rights upon retirement funds	929	897
Receivable from sale of business	110	476
Property and equipment, net	10,064	7,667
Goodwill	265	265
Intangible assets, net	1,033	1,262
Other assets	253	276
Total assets	$151,465	$72,313
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Trade payables	$24,320	$28,508
Deferred revenue	1,271	1,080
Current maturity of long term debt	19	32
Accrued expenses and other	9,564	12,286
Total current liabilities	35,174	41,906
Liability for employee rights upon retirement	1,565	1,454
Long term debt	2	14
Other long term liabilities	294	279
Total liabilities	37,035	43,653
Total convertible preferred stock	—	41,937
Stockholders’ equity (deficit):
Common stock, $0.01 par value; 200,000,000 and 49,500,000 shares authorized at September 30, 2014 and December 31, 2013, respectively; 31,995,170 and 4,843,612 shares issued at September 30, 2014 and December 31, 2013, respectively; 31,755,650 and 4,604,092 outstanding at September 30, 2014 and December 31, 2013, respectively	321	48
Additional paid in capital	134,753	4,132
Notes receivable from stockholders	—	(429)
Accumulated other comprehensive loss	(14)	—
Treasury stock, at cost	(600)	(600)
Accumulated deficit	(20,030)	(16,428)
Total stockholders’ equity (deficit)	114,430	(13,277)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$151,465	$72,313

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(3,602)	$(2,462)
Adjustments to reconcile net loss to net cash from operating activities:
Stock-based compensation	2,692	1,046
Forgiveness of notes receivable from stockholders	396	—
Loss on change in fair value of warrants	964	785
Depreciation and amortization	2,730	1,671
Gain on employee rights upon retirement funds	(46)	—
Interest income on investments	(29)	—
Interest income on notes receivable from stockholders	—	(4)
Changes in operating assets and liabilities:
Decrease in trade receivables	707	4,854
(Increase) decrease in prepaid expenses and other	(779)	3,425
Increase (decrease) in trade payables	(4,188)	810
Increase (decrease) in accrued expenses and other	2	(2,066)
Increase in liability for employee rights upon retirement	203	88
Net cash provided by (used in) operating activities	(950)	8,147
Cash flows from investing activities
Purchases of investments	(23,578)	—
Restricted cash and deposits	(111)	32
Purchase of property and equipment	(1,828)	(1,212)
Capitalized internal use software	(2,935)	(2,918)
(Increase) decrease in funds in respect of employee rights upon retirement	(78)	5
Proceeds from sale of business	462	787
Net cash used in investing activities	(28,068)	(3,306)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	85,561	—
Offering costs	(1,541)	(1,141)
Proceeds from exercise of stock options	286	366
Repayments of notes receivable from stockholder	33	28
Payments of capital leases	(25)	(74)
Net cash provided by financing activities	84,314	(821)
Increase in cash and cash equivalents	55,296	4,020
Balance of cash and cash equivalents at beginning of period	43,599	27,476
Balance of cash and cash equivalents at end of period	$98,895	$31,496
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$12
Cash paid for taxes	$266	$142
Non-cash capital expenditures	$135	$—
Non-cash financing activities
Cashless exercise of warrants	$3	$—

BORDERFREE, INC.
CALCULATION OF NON-GAAP NET LOSS,
NON-GAAP NET LOSS PER SHARE AND
NON-GAAP PRO FORMA NET LOSS PER SHARE
(Unaudited, in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(898)	$(2,009)	$(3,602)	$(2,462)
Stock-based compensation expense	974	412	2,692	1,046
Forgiveness of notes receivable from stockholders	—	—	629	—
Loss on change in fair value of warrants	—	320	964	785
Other income-GSS	(180)	(347)	(537)	(1,134)
Non-recurring duty drawback	(781)	—	(781)	—
Non-GAAP net loss	$(885)	$(1,624)	$(635)	$(1,765)

Non-GAAP net loss per share: (2)
Basic	$(0.03)	$(0.37)	$(0.03)	$(0.42)
Diluted	$(0.03)	$(0.37)	$(0.03)	$(0.42)
Weighted average common shares outstanding:
Basic	31,544,474	4,435,770	23,711,089	4,169,221
Diluted	31,544,474	4,435,770	23,711,089	4,169,221

Non-GAAP pro forma net loss per share: (2)
Basic	$(0.03)	$(0.06)	$(0.02)	$(0.07)
Diluted	$(0.03)	$(0.06)	$(0.02)	$(0.07)
Non-GAAP pro forma weighted average common shares outstanding:
Basic	31,544,474	25,308,398	29,751,154	25,041,849
Diluted	31,544,474	25,308,398	29,751,154	25,041,849

(2) Pro forma non-GAAP net loss per share and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2013

BORDERFREE, INC.
CALCULATION OF ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(898)	$(2,009)	$(3,602)	$(2,462)
Depreciation and amortization	1,089	529	2,730	1,655
Interest expense (income)	43	10	68	(18)
Provision for income taxes	45	32	202	119
Stock-based compensation expense	974	412	2,692	1,046
Forgiveness of notes receivable from stockholders	—	—	629	—
Loss on change in fair value of warrants	—	320	964	785
Other income-GSS	(180)	(347)	(537)	(1,134)
Non-recurring duty drawback	(781)	—	(781)	—
Adjusted EBITDA	$292	$(1,053)	$2,365	$(9)

CONTACT: Investor Relations:
Denise Garcia
ICR
investors@borderfree.com

Media Relations:
Jennifer Raezer
jennifer@borderfree.com